As filed with the Securities and Exchange Commission on May 10, 2012

Registration Statement Nos. 333-                    , 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNS ENERGY CORPORATION	Arizona	86-0786732
TUCSON ELECTRIC POWER COMPANY	Arizona	86-0062700
(Exact Name of registrant as specified in its charter)	(State of incorporation)	(I.R.S. Employer Identification No.)

88 E. Broadway Boulevard

Tucson, Arizona, 85701

(520) 571-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd C. Hixon Esq. Vice President and General Counsel UNS Energy Corporation 88 E. Broadway Boulevard Tucson, Arizona, 85701 (520) 571-4000	Kevin P. Larson Senior Vice President and Chief Financial Officer UNS Energy Corporation 88 E. Broadway Boulevard Tucson, Arizona, 85701 (520) 571-4000

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

John T. Hood, Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6281

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
UNS Energy Corporation	☑	☐	☐	☐
Tucson Electric Power Company	☐	☐	☑	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
UNS Energy Corporation: Common Stock, no par value, for issuance under the UNS Energy Corporation Investment Plus Plan(1)(3)	175,000	$36.21	$6,336,750	$727 (4)
Common Stock, no par value(2)				(4)
Tucson Electric Power Company: Unsecured Debt Securities(2)				(4)

(1)	Solely for the purpose of calculating the registration fee with respect the UNS Energy Corporation Investment Plus Plan pursuant to Rule 457(c), the proposed maximum offering price has been determined on the basis of the average of the high and low prices per share for the Common Stock on May 8, 2012 as reported in the consolidated reporting system for securities traded on the New York Stock Exchange.
(2)	An unspecified aggregate initial offering amount or number of the securities of each identified class is being registered as may from time to time be offered by UNS Energy Corporation and Tucson Electric Power Company at unspecified prices.
(3)	In addition, pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers such indeterminable number of additional securities as may become deliverable as a result of stock splits, stock dividends, split-ups, recapitalizations or similar transactions, in accordance with the provisions of UNS Energy Corporation’s Investment Plus Plan.
(4)	In accordance with Rule 415(a)(6) under the Securities Act of 1933, the offering of securities registered under Registration Statement No. 333-159244 and No. 333-159244-01 will be terminated concurrently with the filing of this registration statement. In connection with the securities offered hereby, except as specified in the Calculation of Registration Fee Table, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement contains three separate prospectuses:

1.	The first prospectus relates to the offering by UNS Energy Corporation of its Common Stock, without par value, pursuant to the UNS Energy Corporation Investment Plus Plan.
2.	The second prospectus relates to unspecified aggregate initial offering by UNS Energy Corporation of its Common Stock, without par value.
3.	The third prospectus relates to the unspecified aggregate initial offering by Tucson Electric Power Company, a wholly-owned subsidiary of UNS Energy Corporation, of its Unsecured Debt Securities.

This registration statement is separately filed by UNS Energy Corporation and Tucson Electric Power Company on a combined basis. As to each registrant, this registration statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. Neither registrant makes any representation as to, or takes any responsibility for, the information relating to the other registrant, except to the extent that such information is included in the portion of this registration statement relating to such registrant.

PROSPECTUS

UNS Energy Corporation

88 E. Broadway Boulevard

Tucson, Arizona 85701

(520) 571-4000

175,000 Shares

UNS Energy Corporation

Investment Plus Plan

Common Stock

without par value

This plan provides a simple and convenient method for anyone to invest in UNS Energy Corporation (“UNS Energy”) common stock. It also provides current UNS Energy shareholders a simple and convenient method of reinvesting all or a portion of the cash dividends paid on UNS Energy’s common stock in additional shares of UNS Energy common stock.

In each case, investors pay no brokerage fees, commissions or service charges for investing.

The law in some jurisdictions may require us to offer shares through this plan only through a registered broker/dealer. In those instances we use an affiliated broker of Computershare Trust Company, N.A. (“Computershare”), as the registered broker/dealer (“Affiliated Broker”).

UNS Energy’s common stock is listed on the New York Stock Exchange. The ticker symbol is “UNS”.

Please see “Risk Factors” on page 2 of this prospectus and review the risk factors that we have disclosed in our public filings under the Securities Exchange Act of 1934, as amended. You should also review the documents incorporated by reference in this prospectus for additional factors you should consider.

Please read this prospectus carefully before investing and retain it for your future reference. We and the plan administrator cannot assure you of a profit or protect you against a loss on the shares of our common stock you purchase under the plan.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2012.

PLAN SUMMARY

This summary highlights selected information from this prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the plan and investing in our common stock. You should pay special attention to “Risk Factors” and “Forward-Looking Statements.” In this prospectus, references to “we,” “us” and “our” are to UNS Energy, and unless otherwise indicated, or the context requires otherwise, do not include our subsidiaries.

Dividend Reinvestment. You may elect to reinvest all or some of the cash dividends paid on our common stock in additional shares of our common stock, which will be added to your plan account. See question 9.

Optional Investments. After enrolling in the plan, you may purchase shares of our common stock through the plan in an amount of at least $50, up to two times per month. You may make an Optional Investment by authorizing automatic monthly withdrawals from your bank account or, if you are our employee, by sending a check to the plan administrator at any time or through payroll deductions. See question 15.

Enrollment. You may join the Plan by enrolling online at www.bnymellon.com/shareowner/equityaccess, by telephone or by returning a completed enrollment form to the plan administrator in the pre-addressed envelope that accompanies the enrollment form.

Initial Investment. If you are not a registered owner of our common stock, you may purchase our common stock through an initial investment of at least $250, which may be made when enrolling in the plan. See question 13.

Price of Shares Purchased Through the Plan. The price of our common stock purchased through the plan will depend on whether the shares are purchased directly from us or on the open market. The price per share of our common stock purchased on the open market will be the weighted average price paid for all shares of our common stock acquired by the plan on the applicable Investment Date. The price of shares acquired directly from us will be 100% of the average of the high and low sale prices on the applicable Investment Date. See question 22.

Frequency of Purchases. The plan administrator will typically make purchases from us on each Investment Date (the 10th and 25th day of each month, or if not a Business Day, the preceding Business Day). Purchases on the open market will usually be within 5 days of the applicable Investment Date. See question 20.

Certificate Deposit. You may deposit common stock certificates with the plan administrator for safekeeping. The shares of our common stock represented by these certificates will be converted to book-entry shares and held in your plan account. See question 26.

Plan Accounts. Shares of our common stock held in your plan account – whether purchased through optional cash investments or dividend reinvestment, deposited for safekeeping or otherwise – will be reflected in book-entry form in an account in your name.

Selling Shares. You may direct the plan administrator to sell shares of our common stock held in your plan account. You will be charged broker’s commissions and service fees in connection with sales from your plan account. See questions 29 and 34.

Share Transfers and Gifts. You can transfer shares of our common stock from your account to another person and/or purchase shares for others as a gift. See questions 27 and 28. You may also request that some or all of your shares of common stock be moved into Direct Registration System (“DRS”) or request the issuance of a stock certificate with respect to those shares. See question 25 and 44.

RISK FACTORS

Investing in our common stock involves certain risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Safe Harbor for Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q which have been filed since our most recent Annual Report on Form 10-K and in any other documents we file (not furnish) with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and the common stock we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the common stock and your investment therein.

The price of our common stock may rise during the period between making an optional cash investment, receipt of the payment by the plan administrator and the actual purchase of the stock.

Participants in the plan have no control over or authority to direct the timing or price at which shares of our common stock are purchased for their accounts. You bear this risk by participating in the plan. You will not earn interest on funds held by the plan administrator pending their investment in our common stock.

The price of our common stock may fall during the period between a request for sale, receipt of the request by the plan administrator and the sale in the open market.

Participants should be aware that the price of our common stock may fall during the period between a request for sale, receipt of the request by the plan administrator and the sale of the stock in the open market. You bear this risk by participating in the plan. Therefore, you should evaluate this possibility when deciding whether and when to sell any shares through the plan.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. Forward-looking statements are not statements of historical facts. Forward-looking statements may be identified by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions. We express our expectations, beliefs and projections in good faith and believe them to have a reasonable basis. However, we make no assurances that management’s expectations, beliefs or projections will be achieved or accomplished. In addition, UNS Energy disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this report.

Any forward-looking statement contained in this prospectus or any document incorporated by reference in this prospectus speaks only as of the date on which the statement is made. New factors emerge from time to time, and it is not possible for us to predict all of the factors, nor can we assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of us, are expressly qualified by the risk factors and cautionary statements contained in or incorporated by reference in this prospectus, including statements contained in “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC’s toll free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. We also maintain an Internet website at http://www.uns.com. Information contained on our internet website does not constitute part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC, excluding in each case, information deemed furnished and not filed. These documents contain important information about UNS Energy.

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; and

•	Current Reports on Form 8-K dated March 21, 2012, March 28, 2012 and May 10, 2012.

•	The description of UNS Energy’s common stock contained in our Form 8-A, filed with the SEC on March 29, 1999, and any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the time we terminate this offering, excluding in each case, information deemed furnished and not filed.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or telephoning us at:

UNS Energy Corporation

88 E. Broadway Boulevard

Tucson, Arizona 85701

Attention: Investor Relations

Telephone: (520) 884-3621

The information contained at our Internet web site (http://www.uns.com) is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.

UNS ENERGY

UNS Energy (formerly known as UniSource Energy Corporation) is a utility services holding company engaged, through its subsidiaries, in the electric generation and energy delivery business. Each of UNS Energy’s subsidiaries is a separate legal entity with its own assets and liabilities. UNS Energy owns 100% of Tucson

Electric Power Company (“TEP”), UNS Energy Services, Inc. (“UES”), Millennium Energy Holdings, Inc. (“Millennium”), and UNS Energy Development Company (“UED”).

TEP is a regulated public utility and UNS Energy’s largest operating subsidiary, representing approximately 82% of UNS Energy’s total assets as of March 31, 2012. TEP generates, transmits and distributes electricity to approximately 405,000 retail electric customers in a 1,155 square mile area in southeastern Arizona. TEP also sells electricity to other utilities and power marketing entities, located primarily in the western U.S.

THE PLAN

The following is a complete statement of the plan.

Nothing contained herein or in any other plan information represents a recommendation that any person buy, hold or sell UNS Energy common stock. You should make a decision to purchase shares of our common stock through the plan only after reading this prospectus and the documents incorporated by reference.

CERTAIN DEFINITIONS

For convenience of reference, the definitions of certain terms are provided below.

Business Day —	A day on which the plan administrator is open for business.

Independent Agent —	An Affiliated Broker will be selected by the plan administrator to purchase and/or sell shares of common stock for participants.

Initial Investment —	A payment made to UNS Energy for the initial purchase of shares of our common stock to open a plan account. The minimum Initial Investment is $250. An Initial Investment is not required from holders of shares registered in their names who are enrolling in the plan for the purpose of reinvestment of dividends or from prior participants in the plan.

Investment Date —	Investments from participants will be invested on the 10th and 25th day of each month (or, if not a Business Day, the preceding Business Day). Dividends will be reinvested on the dividend payment date. Investments made automatically through Electronic Funds Transfer are deducted on the 25th day of each month and will be invested on the next Investment Date after receipt of the funds.

Optional Investment —	A payment made to UNS Energy for an optional purchase of shares of our common stock into your plan account, subsequent to enrollment in the plan. An Optional Investment is $50 or more.

Safekeeping —	The plan’s “safekeeping” service which participants may use to deposit stock certificates representing shares of our common stock in their possession with the plan administrator and have credited to their plan account.

Transaction Request Form —	A form completed by the participant in order to make Optional Investments, address changes, deposits of stock certificates, withdrawals of shares, sales of shares, or an account termination.

PURPOSE OF THE PLAN

1.	What is the purpose of the plan?

The plan provides interested investors with a convenient method of purchasing UNS Energy common stock directly through the plan administrator and provides current shareholders with a convenient method of reinvesting cash dividends paid on their UNS Energy shares in additional shares of our common stock.

ADVANTAGES AND DISADVANTAGES OF THE PLAN

2.	What are the advantages and disadvantages of the plan?

Advantages:

Direct Purchase of Stock—Participants may purchase shares of our common stock directly through the plan administrator, without the cost of brokerage or other fees.

Full or Partial Reinvestment of Dividends—Participants may (i) reinvest dividends on all their shares of our common stock held in the plan as well as all on shares of our common stock registered in their name (full reinvestment) or (ii) reinvest a percentage of dividends with a minimum of 10% of the dividends paid on every share of common stock (partial reinvestment).

Full Investment of Funds—The full amount of dividends, Initial Investments and Optional Investments is invested because the plan permits fractional shares to be credited to plan accounts.

Safekeeping of Certificates—Participants may deposit their UNS Energy common stock certificates with the plan administrator, whether or not the common stock represented by those stock certificates was purchased through the plan. This convenience is provided at no cost to the participant and eliminates the possibility of loss, inadvertent destruction or theft of stock certificates. Also, because we treat shares of our common stock deposited for Safekeeping in the same manner as shares of our common stock purchased through the plan, they may be transferred or sold through the plan. If you select this option, you must reinvest at least 10% of the dividends you receive on all your shares.

Transfer Plan Shares—An investor may give or transfer shares of our common stock held in the plan by:

•	making an Initial Investment to establish a plan account for the recipient;
•	making Optional Investments to the recipient’s existing plan account; or
•	transferring shares from the investor’s plan account to the recipient’s plan account.

Sell Stock—Participants may sell shares of our common stock held in their plan account, including odd-lot sales.

Brokerage Commissions—Investors pay no brokerage commissions in connection with the purchase of shares of our common stock or reinvestment of dividends under the plan.

Simplified Recordkeeping—We will mail a statement of account to a participant after any investment activity and a comprehensive statement annually.

Disadvantages:

No Interest on Funds Pending Investment—Investors receive no interest on dividends, Initial Investments or Optional Investments that are held pending investment.

Delay in Determining Purchase Price—The plan administrator will not be able to determine the number of shares purchased for a participant’s plan account and the purchase price until all shares for the relevant Investment Date have been purchased. Therefore, participants will not know the number of shares purchased or the purchase price until after the applicable Investment Date.

Return of Initial Investment or Optional Investments—The plan administrator will not return an Initial Investment or Optional Investments to a participant unless the plan administrator receives a written request at least two Business Days prior to the applicable Investment Date. However, the plan administrator reserves the right to return an Initial Investment or Optional Investments for any reason (an unsigned check, for example).

Brokerage Commissions—Sales of our common stock under the plan are subject to brokerage commissions.

Price of Shares—Participants cannot designate a specific price at which to sell or purchase shares of our common stock. Therefore, participants bear the risk of market price fluctuations of our common stock.

Insurance—Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.

PLAN ADMINISTRATION

3.	Who administers the plan?

Computershare Trust Company, N.A. (Computershare) acts as plan administrator. Computershare is a recognized leader in the securities processing industry and is committed to providing shareholders of UNS Energy with quality service.

As plan administrator, Computershare will

•	receive participant’s reinvested dividends,
•	purchase and hold shares of our common stock acquired under the plan,
•	keep records,
•	send reports of account activity to participants, and
•	perform other duties relating to the plan.

The plan administrator will register in its name, or the name of its nominee for the benefit of the participants, all shares purchased under the plan and held by the plan administrator for each participant’s account. In the event that the plan administrator ceases to act as plan administrator, UNS Energy will appoint a new plan administrator to administer the plan.

The plan administrator also acts as transfer agent and registrar for the common stock. Questions can be answered by contacting Computershare through one of the following ways:

Website:	www.bnymellon.com/shareowner/equityaccess
Toll-free number:	1-866-537-8709
International number:	1-201-680-6685
For the Hearing Impaired (TDD):	1-800-231-5469

Or write to:

UNS Energy Corporation

c/o Computershare

P.O. Box 358035

Pittsburgh, PA 15252-8035

Internet:

You can enroll, change your dividends election, obtain information, and perform certain transactions on your account online via Investor ServiceDirect® (ISD) at www.bnymellon.com/shareowner/equityaccess.

In order to access your account through ISD you will need to register through EquityAccess at www.bnymellon.com/shareowner/equityaccess and create a Personal ID and Password. To begin, you will need your 12-digit Investor ID, which can be found on your check stub, statement, or advice. Select Investor ID as your login method and click continue. Please follow the prompts to complete the EquityAccess registration process.

For added security, to safeguard your assets, Computershare requires you to authenticate your identity when you register to access your account online. If you are a U.S. resident, you may authenticate your identity online by answering a series of questions. If you choose not to utilize the online authentication process, or you are not a U.S. resident, your individual authentication code will be sent to you via the U.S. Postal Service.

Computershare provides no advice and makes no recommendations with respect to any security. Any decision to purchase or sell must be made by each individual plan participant based on his or her own research and judgment.

PARTICIPATION IN THE PLAN

4.	Who is eligible to participate in the plan?

Direct Purchase

Any interested investor is eligible to participate in the plan for direct purchase of common stock provided that (i) they meet the requirements for participation as described in the following paragraph and (ii) in the case of citizens or residents of a country other than the United States, its territories or possessions, participation would not violate local laws applicable to UNS Energy or the participant.

In certain jurisdictions, applicable laws require us to use a registered broker/dealer to offer our common stock under the plan to persons not presently shareholders of record. No offers or sales will be effected in those jurisdictions unless UNS Energy has satisfied the requirements of the state securities laws applicable to the operation of the plan. To the extent required by applicable law in certain jurisdictions, we will offer shares of our common stock under the plan to persons not presently shareholders of record of common stock only through a registered broker/dealer in those jurisdictions. The plan administrator will select an Affiliated Broker through whom we will offer shares in those instances and for all plan trading activity.

Dividend Reinvestment

The dividend reinvestment option of the plan is available to investors who directly hold shares of our common stock registered in their names and to investors who hold shares through the plan. Any shareholder whose stock is registered in a name other than the shareholder’s own name (for example, in the name of a broker or bank nominee) may participate by having shares registered in the shareholder’s own name issued for some or all of the shareholder’s shares.

5.	How does an eligible investor enroll in the plan?

After receiving a plan prospectus, eligible investors may join the plan by enrolling online or completing and signing an enrollment form and returning it to the plan administrator at the address shown in “Plan Administration.” See Question 3. Shareholders of record should sign their names on the enrollment form exactly as the common stock is registered in their name.

The enrollment form serves both to initiate participation and to appoint the Independent Agent to act on behalf of the participant in buying and selling shares of common stock under the plan. An eligible applicant who is enrolling in the plan for reinvestment of dividends and who is not a shareholder of record of common stock must enclose an Initial Investment of $250 or more with the enrollment form. See Questions 12 and 13.

You can make requests for an enrollment package online or by telephoning the plan administrator. See “Plan Administration,” Question 3.

6.	When will plan enrollment commence?

The plan administrator will promptly process enrollment forms. Once enrolled in the plan, participants will remain enrolled until (i) they withdraw from the plan, (ii) UNS Energy terminates their participation in the plan, or (iii) UNS Energy terminates the plan. See “Change in Plan Participation,” Questions 30-33.

7.	May the plan administrator restrict participation in the plan?

Yes. The plan administrator reserves the right to restrict or terminate participation in the plan if such participation appears to be contrary to the general intent of the plan or in violation of applicable law. See “Change in Plan Participation,” Questions 30-33.

DIVIDEND REINVESTMENT

8.	When may an eligible shareholder participate in automatic dividend reinvestment?

An eligible shareholder may participate in automatic dividend reinvestment at any time.

Participation with respect to the reinvestment of dividends on common stock registered in a participant’s name will commence with the first dividend payable following receipt by the plan administrator of the signed enrollment form if that form is received on or before the record date relating to that dividend. If the plan administrator receives the enrollment form after the record date, the dividend will be paid in cash and participation will be delayed until the following dividend is declared.

9.	What options are available to participants in the plan?

Participants in the plan may participate in the following ways:

Option 1

Full Reinvestment —If you choose this option then 100% of all cash dividends on shares of our common stock held in your plan account as well as all shares of our common stock registered in your name will be reinvested in additional shares of our common stock. This includes any future shares you acquire either directly or through the plan.

We will reduce the amount reinvested by any amount that is required to be withheld under any applicable tax or other statutes. See “Federal Income Tax Information”, Question 43.

Option 2

Partial Reinvestment — If you choose this option you can direct that up to 90 percent of the dividends to which you are entitled be paid to you in cash. To comply with Internal Revenue Service regulations, at least 10 percent of every dividend paid must be reinvested in our common stock. See “Federal Income Tax Information”, Question 43.

You may change your reinvestment option at any time via the Internet, by telephone or sending a new enrollment form to the plan administrator.

To be effective for a particular dividend, the plan administrator must receive your instructions on or before the record date relating to the dividend. If the plan administrator does not receive instructions on or before the record date, the instructions will not become effective until after the dividend is paid.

If you are a new plan participant and you do not make a reinvestment election, your account will be coded for full reinvestment and we will invest all of your dividends.

The plan permits us to credit fractions of shares, as well as full shares, to participants’ accounts. In addition, dividends in respect of such fractions, as well as full shares, will be reinvested in shares of our common stock and such shares will be credited to participants’ accounts.

10.	When will the dividends be invested?

If the enrollment instruction is received by the plan administrator on or before the record date for the dividend payment, we will reinvest dividends on the next dividend payment date.

If the enrollment instruction is received after the record date for the dividend payment, we will pay the current dividend to you. The dividend after the next record date will be reinvested.

If it is not possible, for any reason, to purchase shares, than any moneys the plan administrator holds for more than 30 days will be returned to you. In no event will dividends remain uninvested more than 35 days after the dividend payment date. We will reduce the amount of dividends reinvested by any amount that we are required to withhold under any applicable tax or other statutes. No interest will be paid on moneys held by the plan administrator pending investment.

DIRECT DEPOSIT OF DIVIDENDS NOT REINVESTED

11.	Can I have my dividends sent directly to my checking account?

Yes. If you elect to only partially reinvest dividends you may receive your dividends by electronic deposit to your bank, savings, or credit union account. To receive a direct deposit of funds, you may set or change your dividend election as appropriate by accessing your account through Investor ServiceDirect at www.bnymellon.com/shareowner/equityaccess or complete and sign the appropriate section of the enrollment form and return it to the plan administrator. Direct deposit will become effective as soon as practicable after the plan administrator has received authorization.

You may change direct deposit designations online or by delivering written instructions to the plan administrator.

DIRECT PURCHASE — INITIAL INVESTMENTS AND OPTIONAL INVESTMENTS

12.	Who is required to make an Initial Investment?

Investors who do not have shares of our common stock registered in their names and who wish to purchase our common stock through the plan must make an Initial Investment of $250 or more. Shareholders who have shares of our common stock registered in their names and who are electing to reinvest their dividends through the plan do not need to make an Initial Investment.

13.	How is an Initial Investment made?

Any investor whose signed enrollment form has been accepted by the plan administrator is eligible to make an Initial Investment. A participant may make the Initial Investment when enrolling. An Initial Investment must be $250 or more and must be made either by EFT or check drawn on a U.S. Bank, in U.S. currency, payable to “Computershare/UNS Energy.” The plan administrator will not accept third party checks. DO NOT SEND CASH. If enrolling by mail, please use the pre-addressed envelope provided to send the signed enrollment form and any Initial Investment. Interested investors may obtain new enrollment forms from the plan administrator via the Internet, telephone or by written request.

NOTICE TO TEP CUSTOMERS: Do NOT include Initial Investments and an enrollment form with payment for utility service billings or other payments due TEP or affiliates.

14.	What are Optional Investments?

Once enrolled, plan participants are eligible to make periodic Optional Investments, as frequently as twice monthly to purchase additional shares of our common stock. The minimum Optional Investment is $50.

Participants may make Optional Investments either by Electronic Funds Transfer (“EFT”) or check drawn on a U.S. Bank, in U.S. currency, payable to “Computershare/UNS Energy.” The plan administrator will not accept third party checks. DO NOT SEND CASH. A participant may also make Optional Investments on a monthly basis automatically through EFT. See Question 15.

Participants are under no obligation to make Optional Investments and may cease making Optional Investments at any time without withdrawing from the plan.

The plan administrator will not accept Optional Investments if a participant imposes any restrictions with respect to the shares of our common stock to be purchased. In addition, the plan administrator will not purchase shares of our common stock for a participant without advance payment, nor will it refund any part of a participant’s Optional Investment after shares of our common stock are purchased. It is not possible for the plan administrator to inform a participant in advance of how much money to send for the purchase of a full or fractional share because the per-share price will not be known until the shares of our common stock are purchased.

15.	How does a participant make Optional Investments?

Optional Investments By Mail

A participant may make an Optional Investment by enclosing a check with the Transaction Request Form attached to the statement of account, which the plan administrator will send to each participant. A participant may also send in a check without the Transaction Request Form, however, the plan account number must be included on the check. You should mail payments to the following address:

Computershare

P.O. Box 358035

Pittsburgh, PA 15252-8035

Optional Investments by Electronic Funds Transfer

A participant may contact the plan administrator to arrange for Optional Investments to be made automatically through EFT. EFT payments are deducted monthly from the participant’s designated account through any financial institution that participates in the Automated Clearing House. Deductions are made on the 25th day of each month, or if that date is not a Business Day, the deduction will be made on the preceding Business Day. We will invest amounts received on the next Investment Date after receipt of the funds. Some financial institutions may charge participants for this service.

Payroll Deduction

Employees who participate in the plan may authorize payroll deductions to purchase shares of our common stock under the plan. Payroll Deduction Authorization forms can be obtained from our Payroll Department. Employees may change or terminate payroll deductions at any time by completing a new Payroll Deduction Authorization form. The commencement, change or termination will become effective as soon as practicable after the plan administrator receives the Payroll Deduction Authorization.

16.	When will a participant’s Initial Investment or Optional Investment be invested?

The plan administrator must receive a participant’s Initial Investment or Optional Investments at least one Business Day prior to an Investment Date to be invested on that Investment Date. Otherwise, the plan administrator will hold the Initial Investment or Optional Investment for investment until the next Investment Date. See Question 15 for information regarding when we invest EFT funds.

The plan administrator will promptly deposit Initial Investments and Optional Investments that it receives into a segregated escrow account pending investment. No Initial Investment or Optional Investment will remain uninvested more than 35 days following receipt by UNS Energy.

17.	What happens if a check submitted for investment is returned unpaid?

If the plan administrator, for any reason, returns an unpaid check submitted for investment, the plan administrator will consider the request for investment of such funds null and void. We will immediately remove from the participant’s account any shares purchased with those funds. The plan administrator may sell those shares to satisfy any uncollected amounts, including the returned-check fee. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the plan administrator may sell additional shares from the participant’s account to satisfy the uncollected balance.

18.	May a participant request that an Initial Investment or Optional Investment be returned?

Yes. A participant may request, in writing to the plan administrator, the return of an Initial Investment or Optional Investment that has not yet been invested. The plan administrator will return the funds if the request is received at least two Business Days immediately preceding the applicable Investment Date. However, no refund of a check will be made until the funds have been actually deposited into escrow by the plan administrator. Accordingly, a refund may be delayed for up to three weeks.

PURCHASES

19.	How are shares of our common stock purchased for the plan participants?

The plan administrator will purchase our common stock through the plan, either directly from UNS Energy or on the open market, at our sole discretion. We will issue any shares purchased directly from UNS Energy from UNS Energy’s previously authorized but unissued shares. Open market transactions are effected through the Independent Agent appointed by the plan administrator. In either case, participants pay no commission charges on the purchase of our common stock. The Independent Agent will have full discretion in all matters related to open market purchases, including the day and time of purchase, price paid, number of shares purchased, and the markets or persons through whom the purchases are made. The purchase price to the plan participant is the same, however, the tax basis may differ. See Question 43.

20.	When are shares of our common stock purchased for the plan?

When the plan purchases shares directly from UNS Energy, purchases will be made on each Investment Date. See the definition of Investment Date.

Purchases on the open market will usually be within 5 days of the Investment Date. The plan may purchase shares over a longer period of time to avoid having an impact on market prices. In all cases, if an investment is not completed within 35 days, we will return all funds to be invested to participants. The plan makes open market purchases through the Independent Agent.

21.	When will shares of our common stock be credited to a participant’s account?

We consider shares purchased, settled and credited to a participant’s plan account on the Investment Date.

22.	How is the purchase price of the common stock determined?

When the plan purchases shares of our common stock from UNS Energy, the price per share will be 100% of the average of the highest and lowest price on the New York Stock Exchange Composite Tape for UNS Energy common stock on the applicable Investment Date.

When the plan purchases shares of our common stock on the open market, the price per share is the weighted average of all shares purchased for the applicable Investment Date.

23.	How many shares of our common stock will be purchased for a participant?

The number of shares of our common stock purchased for a participant will be equal to the participant’s dividends reinvested, Initial Investment or Optional Investment for the applicable Investment Date, divided by the purchase price of the shares. We will credit the participant’s plan account with whole and fractional shares (to four decimal places).

24.	Can a participant request the purchase of a specific number of shares or a specific price?

No. Since the purchase price of the common stock cannot be calculated until we purchase the common stock, a participant may not request the purchase of a specific number of shares or a specific purchase price per share.

STOCK CERTIFICATES

25.	Will stock certificates be issued for shares purchased through the plan?

No. The plan administrator will register the shares of our common stock purchased through the plan in its name or the name of its nominee. Participants requesting the issuance of a stock certificate for their plan shares must submit a Transaction Request Form to the plan administrator, specifying the number of whole shares and stock certificates to be issued. We cannot issue stock certificates for fractional shares; a participant must sell fractional shares when terminating participation. We will issue the stock certificate in the name(s) of the participant(s) only. After the issuance of a stock certificate, we will deem the shares represented thereby as withdrawn from the plan. We will issue stock certificates within five Business Days following the receipt of the request. See Questions 27 and 28 for information on giving or transferring plan shares to others.

SAFEKEEPING OF STOCK CERTIFICATES

26.	Can stock certificates be deposited with the plan administrator to be held in the participant’s plan account?

Yes. Participants may use the plan’s “Safekeeping” service to deposit their stock certificate(s) representing shares of our common stock with the plan administrator. If you select this option, you must reinvest at least 10% of the dividends you receive on all your shares.

Some of the advantages of Safekeeping are:

•

No risk associated with the loss of stock certificates. Normally, an owner cannot sell or transfer shares without first obtaining replacements for any lost or stolen certificates. This process could take several weeks and results in cost and paperwork for the owner and the transfer agent. Our Safekeeping policy eliminates this risk.

•

We treat stock certificates deposited in the plan for Safekeeping in the same manner as shares of our common stock purchased through the plan. These may be conveniently sold or transferred through the plan.

•	Participants who choose Safekeeping still have the option of receiving dividends in cash or reinvesting them.

•	There is no charge for depositing stock certificates for Safekeeping.

Participants may submit stock certificates for Safekeeping at any time.

Each participant bears the risk of the method used to submit stock certificates for Safekeeping. UNS Energy strongly recommends that participants use registered mail with insurance when sending stock certificates.

We will transfer all shares of our common stock represented by the stock certificates submitted for Safekeeping into the name of the plan administrator or its nominee and credit them to the participant’s plan account. We will then mark the physical stock certificates submitted to the plan administrator for Safekeeping “cancelled” and ultimately discard them. We will mail to the participant a statement of account showing the number of shares credited to the participant’s plan account.

A participant may not assign or pledge shares of common stock held in his or her plan account. (See Question 40.) Participants must replace lost stock certificates before they can be submitted for Safekeeping.

It is the participant’s responsibility to establish and maintain a record of the cost of shares represented by certificates sent to the plan administrator for Safekeeping. The plan administrator reserves the right to establish limits on the number of shares held for Safekeeping and minimum time periods for retention of these shares in the plan. This reservation is intended to minimize administrative expense and discourage use of the plan for purposes other than as a continuing investment service.

GIVING PLAN SHARES TO OTHERS

27.	Can plan shares be given to others?

Yes. Common stock held under the plan can be given to others in three ways:

•

A donor may make an Initial Investment to establish an account in the recipient’s name. Under this method, the donor completes and submits to the plan administrator an enrollment form in the recipient’s name together with an Initial Investment of $250 or more.

•	A donor may submit an Optional Investment in an amount of $50 or more on behalf of an existing participant; or

•	An existing participant may transfer shares from his or her account to a new or existing recipient’s account. See Question 28.

In order to establish a new account for a gift recipient, the existing participant must complete and submit an enrollment form in the recipient’s name to the plan administrator. See Question 28.

Unless otherwise requested by the donor, the recipient will receive a statement of account showing the number of shares of our common stock given to and held in the recipient’s plan account.

28.	May participants assign or transfer all or part of their shares of our common stock held under the plan to another person?

Yes. Participants may transfer or give shares of our common stock held in their plan account, as gifts, at any time. Transfers can be made in certificate form or electronically through DRS. Participants should call or write to the plan administrator to make requests.

To transfer shares of our common stock from an existing plan account to a new participant plan account follow the steps listed below. There is no fee for transferring shares to another participant.

•

Call the plan administrator toll free at 1-866-537-8709 and request a current plan prospectus and enrollment form. Complete the enrollment form, providing the full registration name, address and social security number of the new participant.

•

Mail to the plan administrator the completed enrollment form and a written request indicating the number of shares (full and fractional) that should be transferred to the new participant. All participants in the current account must sign the instructions and their signatures must be guaranteed by a bank, broker or financial institution that is a member of the Signature Guarantee Medallion Program.

•	Unless otherwise directed on the enrollment form, the new account will automatically be enrolled in the plan with all dividends reinvested.

SALE OF SHARES

29.	How may participants sell their plan shares?

You may instruct the plan administrator to sell some or all shares held in your plan account by one of the following methods:

Sale Orders via Internet

You may instruct the plan administrator to sell some or all of your plan shares by placing a sale order via the Internet. To place a sale order, visit our website at www.bnymellon.com/shareowner/equityaccess. See Question 3.

Sale Orders via Telephone / IVR System

You may instruct the plan administrator to sell some or all of your plan shares by placing a sale order via the Interactive Voice Response (IVR) system or by speaking directly to a Customer Service Representative (CSR). To place a sale order, contact the plan administrator toll-free at 1-866-537-8709. Simply enter your Investor ID at the prompt and select the menu option for sales and follow the instructions provided.

Sale Orders via Mail

You may instruct the plan administrator to sell some or all of your plan shares by completing and signing the tear-off portion of your account statement and mailing the instructions to the plan administrator. If there is more than one name or owner on the plan account, all Participants must sign the tear-off portion of the account statement.

All sales transactions under the plan are made through a broker affiliated with the plan administrator that will receive brokerage commissions in connection with such sales. Shares are sold on the exchange on which the common shares of the Company trade. The selling price may not be known until the sale is complete.

You may instruct the plan administrator to sell your shares under the plan in one of four ways — through a Batch Order, Market Order, Day Limit Order or Good-Till-Cancelled (GTC) Limit Order.

Batch Order: In a Batch Order, the plan administrator will combine the shares you want to sell through the plan with shares that are being sold by other plan participants. Shares are then periodically submitted in bulk to an Affiliated Broker for sale on the open market. Your shares will usually be sold within one business day after the plan administrator receives your request, but no later than five business days (except where deferral is necessary under state or federal regulations). Depending on the number of shares being sold and current trading volume in the shares, bulk sales may be executed in multiple transactions and over more than one day. Once entered, a Batch Order request cannot be cancelled. Sales proceeds in a Batch Order transaction equal the market price that the broker receives for your shares (or, if more than one trade is necessary to sell all of the plan shares submitted to the broker on that day, the weighted average price for all such shares sold on the applicable trade date or dates), less applicable taxes and fees. Requests for Batch Orders may be placed online at www.bnymellon.com/shareowner/equityaccess, by telephone using the IVR system, through a CSR or in writing by completing and signing the tear-off portion of your account statement and mailing the instructions to the plan administrator.

Market Order: A Market Order is a request to sell your shares at the prevailing market price when the trade is executed. If such an order is placed during market hours, the plan administrator will promptly submit your shares to an Affiliated Broker for sale on the open market (such orders cannot be cancelled). If such an order is placed outside of market hours, the plan administrator will submit your shares to an Affiliated Broker on the next trading day (any requests to cancel such an order will be honored on a best efforts basis).

Day Limit Order: A Day Limit Order is an order to sell your shares when and if the stock reaches a specific price on a specific day. The order is automatically cancelled if the price is not met by the end of that trading day (or, for orders placed outside of market hours, the next trading day). Depending on the number of shares being sold and current trading volume in the shares, your order may only be partially filled, in which case the remainder of your order will be cancelled. Any request to otherwise cancel a pending Day Limit Order will be honored on a best efforts basis.

Good-Till-Cancelled (GTC) Limit Order: A GTC Limit Order is an order to sell your shares when and if the stock reaches a specific price at any time while the order remains open (up to 90 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and may be traded on more than one day. The order (or any unexecuted portion thereof) is automatically cancelled if the price is not met by the end of the order period. The order also may be cancelled by the applicable stock exchange or by shareholder request.

Sales proceeds in Market Orders, Day Limit Orders and GTC Limit Orders equal the market price that the broker receives for your shares, less applicable taxes and fees. Requests for such transactions may only be placed online at www.bnymellon.com/shareowner/equityaccess, by telephone using the IVR system or through a CSR. Any sale request received in writing will be processed as a Batch Order request.

A check for the proceeds of the sale of shares (in US dollars), less applicable taxes and fees, will generally be mailed to you by first class mail within four business days after the final trade settlement date. If you sell shares through a Market Order, Day Limit Order or GTC Limit Order, you may choose to receive sales proceeds in a foreign currency or by wire or direct deposit. These services are subject to additional fees and additional terms and conditions, which you must agree to when submitting the transaction.

All sales are subject to market conditions, system availability and other factors. The actual sale date or price received for any shares sold through the plan may not be guaranteed.

The fees charged in connection with the sale of shares are listed below. See Question 34.

If you want to sell shares through your own broker, you may request the plan administrator to transfer shares electronically from your plan account to your brokerage account. Alternatively, you may request a stock certificate that you can then deliver to your broker.

Plan participants must perform their own research and must make their own investment decisions. Neither the plan administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the plan.

CHANGE IN PLAN PARTICIPATION

30.	How may a participant change options under the plan?

A participant may change investment options online, by telephone or by signing a new enrollment form and returning it to the plan administrator. Participants may obtain new enrollment forms from the plan administrator via the Internet, telephone or by written request. Any change in options with respect to reinvestment of dividends must be received by the plan administrator prior to the record date relating to a dividend payment in order to be effective for that particular dividend.

31.	How may a participant terminate participation in the plan?

Participants may terminate participation in the plan at any time. Notice may be made by telephone, in writing or by changing your dividend election on the plan administrator’s website. To be effective for a given dividend payment, the plan administrator must receive notice by the record date of that dividend. The plan administrator will continue to hold your shares unless you request them to be sold or issued. To do so, simply complete the Transaction Request Form attached to your account statement and mail it to the plan administrator. All account owners must sign the Transaction Request Form. Upon receipt of your instructions, the full shares of our common stock held in the plan account will be issued or sold and any fractional shares held in the plan account will also be sold. You will receive a check for the proceeds, less applicable taxes and transaction fees, from any sale of shares.

We will invest Optional Investments received prior to the request to terminate plan participation on the next Investment Date unless the participant timely requests the return of that Optional Investment. See Question 18.

32.	What happens to fractional shares when participants terminate their plan accounts?

As soon as practicable after the settlement for the applicable sale we will mail to each participant that terminates their plan accounts cash payments representing any fractional share held, less brokerage commissions, taxes and service fees. For participants selling fractional shares, the proceeds, if any, of the sale of fractional shares will be the fraction multiplied by the whole-share price less applicable brokerage commissions.

33.	May the plan administrator terminate a participant’s plan participation?

Yes. The plan administrator may terminate a plan account for any of the following reasons:

•	the plan account becomes subject to any unclaimed property law;
•	the plan administrator receives proper notification of a participant’s death or incapacity;
•	the participant does not maintain at least one whole share of common stock in the plan account; or
•	the plan administrator believes that a participant’s participation in the plan is contrary to the general intent of the plan or in violation of applicable law.

The plan administrator will notify the participant prior to such termination. The plan administrator will register the whole shares in your name and issue a check for the net cash value of any fractional share in the plan account, less applicable brokerage commissions, taxes and service fees.

In the event that the plan account is terminated for any of the foregoing reasons, we will distribute the account assets to the appropriate state for unclaimed property purposes, the participant, or his or her beneficiary, as the case may be.

In addition, UNS Energy retains the right, in its sole discretion, to terminate, modify or suspend the plan. See Question 39 below.

COSTS

34.	What costs are associated with participation in the plan?

In most cases UNS Energy will pay the fees and expenses to operate the plan. However, there are some service fees and brokerage commissions which will be charged directly to participants. You will incur no broker fees, commissions or other charges for shares purchased from UNS Energy for your plan account. Your cost in administrative service fees and brokerage commission for each type of transaction are as follows and are considered part of the “Terms and Conditions” of the plan:

Purchases
Dividend Reinvestments	Company Paid
Initial Investments / Enrollment	Company Paid
Optional Investments	Company Paid
Brokerage commissions – newly-issued stock	None
Brokerage commissions – open market purchases	Company Paid

This may result in taxable income and an increase in tax basis. See Question 43.

Sales
Batch Order	$5.00 per transaction plus $0.10 per share sold
Market Order	$25.00 per transaction plus $0.12 per share sold
Day Limit Order	$30.00 per transaction plus $0.12 per share sold
GTC Limit Order	$30.00 per transaction plus $0.12 per share sold

Alternative Currency Disbursement Fees
U.S.$ or Foreign Currency Wire	$50.00 per transaction
Foreign Check	$15.00 per transaction
EFT (Direct Deposit – U.S.$ only)	$10.00 per transaction

Convenience Fees
CSR Assisted Sale	$15.00 per transaction

See Question 43.

Other
Deposit of certificates for Safekeeping	Company Paid
Transfer of shares to another participant (Book to Book)	Company Paid
Account termination	$5.00 per account

Fees are subject to change; written notification will be provided 90 days prior to the effective date of any change.

Investments
Minimum Initial Investment	$250.00
Minimum Optional Investments	$50.00
Maximum investments	None

REPORTS TO PARTICIPANTS

35.	What reports are sent to participants?

The plan administrator will send to you a statement as soon as practicable after each investment. The statement will show the purchase price, service fees (if any) and shares credited to your account.

The plan administrator will mail to you a quarterly statement showing all year-to-date transactions as soon as practicable, after each dividend payment date. Retain these statements for tax purposes.

Statements have tear-off Transaction Request Forms which you should fill out when providing the plan administrator with instructions for DRS transfers, sales, purchases, terminations or certificate deposits.

Each participant should retain all confirmations and statements of account for their records so as to be able to establish the cost basis of shares purchased under the plan for income tax and other purposes. The Affiliated Broker selected by the plan administrator to purchase and/or sell shares of our common stock for plan participants, is required by law to provide plan participants and the Internal Revenue Service with the cost basis for shares purchased under the plan, the holding period for such shares and any capital gains or losses when you sell the shares. See Question 43.

The plan administrator will also provide a statement of account upon request, at no cost. In addition, participants will receive copies of any amendments to the prospectus relating to the plan and will receive copies of the same communications sent to all other shareholders, including UNS Energy’s quarterly reports and annual reports to shareholders, notices of annual meetings and accompanying proxy materials. The plan administrator will address all communication to participants to the latest address of record; therefore, it is important that participants promptly notify the plan administrator of any change of address.

OTHER INFORMATION

36.	What happens if UNS Energy declares a dividend payable in common stock or a stock split?

We will credit any dividends in the form of shares of common stock and any shares resulting from a common stock split on shares held in a participant’s plan to the participant’s plan account. We will mail notification of a stock dividend or stock split directly to the participant in the same manner as to shareholders who are not participating in the plan. We may curtail or suspend transaction processing until the completion of any stock dividend or stock split.

37.	Will a participant’s shares be voted at meetings of shareholders?

Participants in the plan will receive a proxy statement and a proxy card representing whole plan account shares as well as any common stock held of record. Participants may vote shares held in the plan in person or by proxy, just like any other share.

38.	What is the responsibility of UNS Energy and its agents under the plan?

Neither UNS Energy, the plan administrator, nor the Independent Agent (nor any of their respective agents, representatives, employees, officers or directors) will be liable for any act done in good faith or for any good faith omission to act with respect to the plan, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death or with respect to the prices or times at which, or sources from which, shares are purchased or sold for participants, or with respect to any fluctuation in market value before or after any purchase or sale of shares. This limitation of liability will not constitute a waiver by any participant of their rights under the federal securities laws of the United States.

UNS Energy cannot and will not guarantee a profit, or protect participants against loss, on shares of our common stock purchased or sold pursuant to the plan. The market price of common stock can fluctuate substantially.

39.	May the plan be changed or discontinued?

Yes. UNS Energy may suspend, modify or terminate the plan at any time in whole or in part. The plan administrator will notify all participants of any suspension, modification or termination of the plan. UNS Energy also reserves the right to interpret and regulate the plan as it deems necessary or desirable. UNS Energy may register additional shares for sale under the plan from time to time.

40.	May common stock held in a plan account be pledged as collateral?

No. Participants may not assign or pledge as collateral common stock held in a plan account. Participants wishing to assign or pledge their common stock as collateral must have stock certificates issued for the shares. After the issuance of a stock certificate, we will deem the shares represented thereby as withdrawn from the plan. Those stock certificates can then be delivered for collateral.

41.	How may instructions be given to the plan administrator?

Account statements have tear-off Transaction Request Forms which you should fill out when providing the plan administrator with instructions for certificate issuance, sales, purchases, terminations or certificate deposits.

You can use your assigned IID along with your PIN number to perform certain transactions over the Internet or on the telephone.

42.	Under what state’s law will the plan be governed?

Arizona law governs the terms and conditions of the plan.

FEDERAL INCOME TAX INFORMATION

43.	What are the Federal income tax consequences of plan participation?

UNS Energy believes the following is an accurate summary of certain federal income tax consequences of participation in the plan. This summary does not describe all of the material federal income tax considerations that may be relevant to plan participants in light of their particular circumstances or to plan participants that are subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to market method of accounting for federal income tax purposes, partnerships and other pass through entities and persons that would hold common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction and participants whose functional currency is not the U.S. dollar. In addition, this summary does not address the effect of any state, local or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and final, temporary and proposed regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. You are advised to consult your tax or financial advisor with respect to federal, state, local, and other tax laws which apply to your specific situation.

Dividend Reinvestment

With respect to reinvested cash dividends used to purchase shares in the open market, a participant will be treated for federal income tax purposes as having received on the dividend payment date a distribution in an amount equal to the cash reinvested, plus the brokerage fees paid by UNS Energy to obtain the shares. That amount will be treated as dividend income to the participant to the extent of UNS Energy’s current or accumulated earnings and profits, as determined for federal income tax purposes. The initial tax basis of the shares so purchased will be equal to the amount of the cash reinvested, plus the brokerage fees paid by UNS Energy.

With respect to reinvested cash dividends that are used to acquire shares of common stock directly from UNS Energy, a participant will be treated for federal income tax purposes as having received on the dividend payment date a distribution in an amount equal to the fair market value on that date of the full number of shares and any fractional shares purchased with the reinvested dividends. The fair market value of those shares on the dividend payment date will be treated as dividend income to the participant to the extent of the current and accumulated earnings and profits of UNS Energy, as determined for federal income tax purposes. The tax basis of the shares so purchased will be equal to the fair market value of those shares on the dividend payment date.

Dividends paid in taxable years beginning before 2013 are eligible for a reduced rate of federal income taxation for individuals (not exceeding 15%), provided that the dividend is paid with respect to shares held for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, the individual is not obligated to make related payments with respect to substantially similar or related property, and certain other conditions are met. In the absence of legislative action, however, the reduced rate will sunset, and dividends paid in taxable years beginning after 2012 will be taxable at regular ordinary income tax rates, scheduled to return to a maximum rate of 39.6%.

Starting in 2013, investment earnings, such as dividends and gains from our common stock will be subject to a 3.8% Medicare tax in the hands of individuals having adjusted gross income in excess of $200,000 ($250,000 in the case of joint returns). The same tax will apply in the case of certain trusts and estates.

Other Purchases

Participants who purchase common stock through voluntary payments to the plan are not treated for federal income tax purposes as recognizing income by virtue of the voluntary payment. A participant’s share of brokerage commissions paid by UNS Energy in respect of such purchases will constitute taxable income to such participant. The tax basis of shares of common stock purchased with Initial Investments and Optional Investments will equal the amount invested, plus the amount included in income as a result of brokerage commissions paid by UNS Energy in respect of such purchases.

Employees who purchase common stock through payroll deductions will recognize the same amount of compensation income for federal income tax purposes as they would have recognized had they not purchased common stock through automatic payroll deductions but rather had received cash.

Sales

Gain or loss will be realized by a participant when whole and fractional shares are sold pursuant to the participant’s request to sell shares held in the plan and when whole shares are sold by the participant. A participant who receives on termination of participation or termination of the plan a cash adjustment for a fractional share interest will recognize gain or loss with respect to such fraction. Such gain or loss will be measured by the difference between the amount the participant receives and his or her tax basis for the shares, or fraction of a share, sold. Sales of common stock will normally constitute long- or short-term capital gain or loss depending on the period for which the shares were held.

Cost Basis

The statements you receive from the plan administrator are your continuing record of the cost of your purchases and should be retained for tax purposes.

Effective January 1, 2012, the plan qualifies as a “dividend reinvestment plan” under the meaning of Treasury Regulation 1.1012-1(e)(6)(i), which enables participants to use the “average basis method” when determining the tax basis of any shares sold. As a result, in order to participate in the plan, the plan will require a minimum reinvestment of 10% of the dividends paid on any share of common stock held in your account.

The plan has adopted first-in, first-out as its default tax basis method when determining the tax basis of any shares sold. Participants may designate their preference for a different method for determining the tax basis of shares, including the “average basis method,” by identifying this preference in writing to the plan administrator. Special rules apply if a participant revokes an election to use the “average basis method.”

Tax Reporting

The IRS Form 1099-DIV mailed to each participant with respect to each year will report the dividend income realized by the participant during the year, including such participant’s share of brokerage fees paid by UNS Energy in respect of reinvested dividends or optional cash investments. That income may differ from the total of the reinvested dividends. An IRS Form 1099-B will be furnished to the participant in respect of any sales of shares through the plan.

Withholding

If you fail to furnish a properly completed Form W-9 or its equivalent, then the “backup withholding” provisions of the Internal Revenue Code may cause us to withhold the required tax from any dividends or sales proceeds.

Participants who are not U.S. persons are generally subject to U.S. withholding tax with respect to dividends on shares held in their accounts. The amount of withholding is determined in accordance with U.S. Treasury Regulations (which may, among other things, permit withholding from the gross amount of a dividend, without regard to earnings and profits) and is imposed at a 30 percent rate, unless a lower rate is provided for in an applicable income tax treaty. Other participants may be subject to U.S. backup withholding. For participants who are subject to U.S. withholding tax or backup withholding, UNS Energy or the applicable withholding agent will withhold the required taxes from the gross dividends or proceeds from the sale of the shares. The dividends or proceeds of a sale received by the participant, or dividends reinvested on behalf of the participant, will be net of the withheld amounts. Additionally, starting in 2013, dividends and sales proceeds payable to foreign shareholders will be subject to special reporting rules referred to as “FATCA.” If these rules are not complied with, such dividends and sales proceeds will be subject to withholding tax at a rate of 30% notwithstanding a treaty that provides for a lower rate.

DIRECT REGISTRATION SYSTEM (DRS)

44.	What is the Direct Registration System?

Shares of our common stock held through DRS can be registered directly on our books without physical stock certificates. Participants in the plan may choose to have their direct registration/book-entry shares electronically delivered to or from their brokerage accounts.

You may move at any time, free of charge, all or a part of the whole plan shares of our common stock credited to your account to DRS upon written request to the plan administrator. After the transfer of shares to DRS, we will deem the shares represented thereby as withdrawn from the plan. No fractional shares of our common stock may be held in DRS under any circumstances; a participant must sell fractional shares when terminating participation.

If the shares in DRS are to be issued in a name other than the name(s) reflected on your plan account, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program. See Question 28.

USE OF PROCEEDS

To the extent that shares are purchased directly from UNS Energy, UNS Energy intends to use the net proceeds for general corporate purposes. UNS Energy has no basis for estimating either the number of shares of common stock that will ultimately be sold pursuant to the plan or the prices at which such shares will be sold. UNS Energy will receive no net proceeds from the offering of shares which are purchased by the Independent Agent in open market transactions.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of UNS Energy presently consists of 76,000,000 shares, of which 75,000,000 shares are common stock without par value, and 1,000,000 shares are preferred stock without par value (“Preferred Stock”). As of May 8, 2012, there were 40,266,302 shares of our common stock outstanding and no shares of Preferred Stock outstanding.

The following is a summary of certain rights and privileges of the holders of UNS Energy’s stock. This summary does not purport to be complete. The following information is qualified in its entirety by reference to UNS Energy’s Amended and Restated Articles of Incorporation, UNS Energy’s bylaws and the laws of the State of Arizona.

Common Stock

Dividend Rights. UNS Energy may pay dividends on shares of common stock out of any funds legally available for payment, when and as declared by UNS Energy’s Board of Directors. Payment of dividends may be subject to certain limitations specified with respect to the Preferred Stock, or any series of Preferred Stock.

Liquidation Rights. In the event of any dissolution or other winding up of UNS Energy, whether voluntary or involuntary, the assets of UNS Energy available for payment and distribution to shareholders shall be distributed ratably in accordance with their holdings to the holders of shares of the common stock. Those distributions may be subject to certain limitations specified with respect to the Preferred Stock, or any series of Preferred Stock.

Voting Rights. All voting power is vested in the holders of the common stock, except as otherwise specified with respect to the Preferred Stock, or any series of Preferred Stock. With respect to the election of directors and each other matter coming before any meeting of shareholders, each holder of the common stock shall be entitled to one (1) vote for each share of such stock outstanding in the name of that holder on the books of UNS Energy.

The participant will vote the shares held in the plan in the same manner as shares in certificated form. Each participant in the plan will receive a Notice of the Annual Meeting, a Proxy Statement, a proxy voting card and UNS Energy’s Annual Report to Shareholders. The proxy voting card will solicit proxies for the whole plan shares held in a participant’s plan account along with any shares a participant may hold in certificated form outside of the plan.

Miscellaneous. The common stock has no preemptive or conversion rights or redemption or sinking fund provisions and the outstanding common stock is fully paid and non-assessable.

Preferred Stock

The Board of Directors of UNS Energy has authority to divide the Preferred Stock into series and to determine the designation, preferences, and voting powers of the shares of each series so established and the restrictions and qualifications thereof, all to the extent and in the manner provided by law.

Arizona Business Combination Statute

General

The Arizona business combination statute would limit our ability to engage in Business Combinations with Interested Shareholders (each as defined below).

“Business Combination” means any (A) merger or consolidation of UNS Energy or any UNS Energy subsidiary with an Interested Shareholder, (B) exchange of shares of UNS Energy common stock or any UNS Energy subsidiary for shares of an Interested Shareholder, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Shareholder of 10% or more of the consolidated assets of UNS Energy.

“Interested Shareholder” means any person other than UNS Energy or a UNS Energy subsidiary that is either (A) a direct or indirect beneficial owner of 10% or more of the voting power of the outstanding UNS Energy common stock or (B) an affiliate of UNS Energy who at any time during the three years immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding UNS Energy common stock.

“Share Acquisition Date” means the date that a person first becomes an Interested Shareholder of UNS Energy.

Business Combinations Within Three Years After Share Acquisition Date. For three years after an Interested Shareholder’s Share Acquisition Date, UNS Energy may not directly or indirectly engage in any Business Combination with an Interested Shareholder or any affiliate of an Interested Shareholder unless, before the Interested Shareholder’s Share Acquisition Date, a committee of disinterested directors approved either:

•	the Business Combination; or

•	the acquisition of common stock made by the Interested Shareholder on the Interested Shareholder’s Share Acquisition Date.

Business Combinations More Than Three Years After Share Acquisition Date. If a committee of disinterested directors has not approved the Business Combination or the acquisition of common stock as provided above, UNS Energy may not directly or indirectly engage in any Business Combination with an Interested Shareholder or any affiliate of an Interested Shareholder unless:

•

the Business Combination is consummated no earlier than three years after the Interested Shareholder’s Share Acquisition Date, and before the Share Acquisition Date, the UNS Energy Board of Directors approved either

•	the Business Combination; or

•	the acquisition of common stock made by the Interested Shareholder on the Share Acquisition Date; or

•

the Business Combination is approved no earlier than three years after the Interested Shareholder’s Share Acquisition Date by the affirmative vote of a majority of the outstanding voting shares of UNS Energy common stock (excluding shares of common stock beneficially owned by the Interested Shareholder or any affiliate thereof);

•

the Business Combination is consummated no earlier than three years after the Interested Shareholder’s Share Acquisition Date and meets certain specified conditions designed to ensure against discriminatory pricing.

Arizona Control Share Acquisition Statute

General. The Arizona control share acquisition statute would limit the voting rights of a person who acquires shares of UNS Energy under certain circumstances in a Control Share Acquisition (as defined below).

Control Share Acquisition means an acquisition, directly or indirectly (in one or more transactions within 120 days or pursuant to a plan), by a person of beneficial ownership of shares of UNS Energy common stock that would, but for the limitations in the control share acquisition statute, entitle the acquiring person immediately after the acquisition to exercise a new range of voting power within the following specified ranges: (A) at least 20% but less than 33-1/3%, (B) at least 33-1/3% but less than or equal to 50% and (C) over 50%.

Information Statement. Within ten days after a Control Share Acquisition, the acquiring person must deliver to the corporation an information statement specifying, among other things, the range of voting power in the election of directors that, but for the limitations in the statute, the acquiring person believes would result from the Control Share Acquisition. At the time of delivery of the information statement, the acquiring person may request that a special meeting of shareholders be called to consider the voting rights of “excess” shares (referred to below).

Limitation on Voting Rights of “Excess” Shares. To the extent that shares of UNS Energy common stock acquired in a Control Share Acquisition exceed the threshold of voting power of any of the next specified range of voting power, such “excess” shares will have the same voting rights as other shares of UNS Energy common stock for election of directors but will not have the right to vote on other matters unless approved by a shareholder resolution at an annual or special meeting. Such resolution must be approved by the affirmative vote of a majority of the outstanding voting shares of UNS Energy common stock (excluding shares owned by the acquiring person, its affiliates or any officer or director of UNS Energy).

Financing Agreement. The status of voting rights of “excess” shares is not required to be presented for consideration at any meeting of shareholders unless, at the time of delivery of the information statement referred to above, the acquiring person has entered into a definitive financing agreement for any financing of the acquisition not to be provided by monies of the acquiring person.

Redemption by UNS Energy. If an acquiring person fails to deliver the required information statement within ten days after a Control Share Acquisition or if the UNS Energy shareholders have voted not to accord voting rights to an acquiring person’s “excess” shares referred to above, then UNS Energy may call for the redemption of such “excess” shares at the fair market value of those shares at the time the call for redemption is given.

Antitakeover Effect

The provisions of Arizona Law described above, individually or collectively, may discourage, deter, delay or impede a tender offer or other attempt to acquire control of UNS Energy even if the transaction would result in the shareholders receiving a premium for their shares over current market prices or if the shareholders otherwise believe the transaction would be in their best interests.

UNS Energy’s bylaws contain advance notice provisions for shareholder proposals and nominations of directors. In order to bring such business before the annual meeting, shareholders must submit a written notice to the Corporate Secretary of UNS Energy, containing specific information required by the advance notice provisions, not fewer than 90 nor more than 120 days prior to the first anniversary of the date of UNS Energy’s previous year’s annual meeting of shareholders. However, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, the written notice must be received not later than ten days after the day notice of the date of the annual meeting was mailed or public disclosure of the date was made, whichever first occurs. Shareholder proposals and director nominations that are late or that do not include all required information will be rejected.

The advance notice provisions of the UNS Energy bylaws may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest, including a transaction that results in a premium over the market price of UNS Energy’s common stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of UNS Energy Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

Certain legal matters will be passed upon for us by Todd C. Hixon, our Vice President and General Counsel, and by Morgan Lewis & Bockius LLP, New York, New York, our special New York counsel.

PARTICIPANT INFORMATION

UNS Energy Corporation

Headquarters:	UNS Energy Corporation 88 East Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Account Information:
—Stock Transfer Requirements, Plan and Account Information:	Computershare Trust Company, N.A. P.O. Box 358035 Pittsburgh, PA 15252-8035

—Telephone Number:	1-866-537-8709
—Home page:	www.bnymellon.com/shareowner/equityaccess
—Email address:	shrrelations@bnymellon.com

Plan Transaction Processing Mailing Address:	Computershare Trust Company, N.A. P.O. Box 358035 Pittsburgh, PA 15252-8035

Other Information:
— Mailing Address:	UNS Energy Corporation Investor Relations 88 East Broadway Boulevard Tucson, AZ 85701

—Telephone Number:	(520) 884-3649
—Home Page:	http://www.uns.com
—Fax Number:	(520) 884-3602
—Email address	IR@uns.com

To Order Reports and Copies of Incorporated Documents:	UNS Energy Corporation Investor Relations 88 East Broadway Boulevard Tucson, AZ 85701 (520) 884-3621

Stock Listing Information:
—Ticker Symbol (NYSE):	UNS
CUSIP Number:	903119 105

No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by UNS Energy Corporation. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities described in this prospectus, or an offer to sell, or the solicitation of an offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

UNS Energy Corporation

Investment Plus Plan

Common Stock

without par value

PROSPECTUS

175,000 Shares

May 10, 2012

PROSPECTUS

UNS Energy Corporation

Common Stock

without par value

UNS Energy Corporation may offer its common stock, without par value, described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus provides you with a general description of the common stock. We will provide specific information about the offering and the terms of the common stock in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell the common stock unless accompanied by a prospectus supplement.

UNS Energy’s common stock is listed on the New York Stock Exchange. The ticker symbol is “UNS”.

Investing in the common stock offered by this prospectus involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the common stock directly or through one or more underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related common stock.

The date of this prospectus is May 10, 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the common stock described in this prospectus. Each time we sell our common stock we will provide a prospectus supplement containing a description of the common stock we will offer and specific information about the terms of the common stock and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referred to under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the common stock, you should read the exhibits to the registration statement of which this prospectus is a part. Those exhibits may be filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement or will be filed as exhibits to subsequent filings that we may make under the Exchange Act that will be so incorporated by reference.

RISK FACTORS

Investing in our common stock involves certain risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Safe Harbor for Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q which have been filed since our most recent Annual Report on Form 10-K and in any other documents we file (not furnish) with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and the common stock we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the common stock and your investment therein.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. Forward-looking statements are not statements of historical facts. Forward-looking statements may be identified by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions. We express our expectations, beliefs and projections in good faith and believe them to have a reasonable basis. However, we make no assurances that management’s expectations, beliefs or projections will be achieved or accomplished. In addition, UNS Energy disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this report.

Any forward-looking statement contained in this prospectus or any document incorporated by reference in this prospectus speaks only as of the date on which the statement is made. New factors emerge from time to time,

1

and it is not possible for us to predict all of the factors, nor can we assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of us, are expressly qualified by the risk factors and cautionary statements contained in or incorporated by reference in this prospectus, including statements contained in “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC’s toll free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. We also maintain an Internet website at http://www.uns.com. Information contained on our internet website does not constitute part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC, excluding in each case, information deemed furnished and not filed. These documents contain important information about UNS Energy.

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; and

•	Current Reports on Form 8-K dated March 21, 2012, March 28, 2012 and May 10, 2012.

•	The description of UNS Energy’s common stock contained in our Form 8-A, filed with the SEC on March 29, 1999, and any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the time we terminate this offering, excluding in each case, information deemed furnished and not filed.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or telephoning us at:

UNS Energy Corporation

88 E. Broadway Boulevard

Tucson, Arizona 85701

Attention: Investor Relations

Telephone: (520) 884-3621

The information contained at our Internet web site (http://www.uns.com) is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.

2

UNS ENERGY CORPORATION

UNS Energy (formerly known as UniSource Energy Corporation) is a utility services holding company engaged, through its subsidiaries, in the electric generation and energy delivery business. Each of UNS Energy’s subsidiaries is a separate legal entity with its own assets and liabilities. UNS Energy owns 100% of Tucson Electric Power Company (“TEP”), UNS Energy Services, Inc., Millennium Energy Holdings, Inc., and UNS Energy Development Company.

TEP is a regulated public utility and UNS Energy’s largest operating subsidiary, representing approximately 82% of UNS Energy’s total assets as of March 31, 2012. TEP generates, transmits and distributes electricity to approximately 405,000 retail electric customers in a 1,155 square mile area in southeastern Arizona. TEP also sells electricity to other utilities and power marketing entities, located primarily in the western U.S.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, the net proceeds from the offering of common stock will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of UNS Energy presently consists of 76,000,000 shares, of which 75,000,000 shares are common stock without par value, and 1,000,000 shares are preferred stock without par value (“Preferred Stock”). As of May 8, 2012, there were 40,266,302 shares of our common stock outstanding and no shares of Preferred Stock outstanding.

The following is a summary of certain rights and privileges of the holders of UNS Energy’s stock. This summary does not purport to be complete. The following information is qualified in its entirety by reference to UNS Energy’s Amended and Restated Articles of Incorporation, UNS Energy’s bylaws and the laws of the State of Arizona.

Common Stock

Dividend Rights. UNS Energy may pay dividends on shares of common stock out of any funds legally available for payment, when and as declared by UNS Energy’s Board of Directors. Payment of dividends may be subject to certain limitations specified with respect to the Preferred Stock, or any series of Preferred Stock.

Liquidation Rights. In the event of any dissolution or other winding up of UNS Energy, whether voluntary or involuntary, the assets of UNS Energy available for payment and distribution to shareholders shall be distributed ratably in accordance with their holdings to the holders of shares of the common stock. Those distributions may be subject to certain limitations specified with respect to the Preferred Stock, or any series of Preferred Stock.

Voting Rights. All voting power is vested in the holders of the common stock, except as otherwise specified with respect to the Preferred Stock, or any series of Preferred Stock. With respect to the election of directors and each other matter coming before any meeting of shareholders, each holder of the common stock shall be entitled to one (1) vote for each share of such stock outstanding in the name of that holder on the books of UNS Energy.

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Miscellaneous. The common stock has no preemptive or conversion rights or redemption or sinking fund provisions and the outstanding common stock is fully paid and non-assessable.

Preferred Stock

The Board of Directors of UNS Energy has authority to divide the Preferred Stock into series and to determine the designation, preferences, and voting powers of the shares of each series so established and the restrictions and qualifications thereof, all to the extent and in the manner provided by law.

Arizona Business Combination Statute

General

The Arizona business combination statute would limit our ability to engage in Business Combinations with Interested Shareholders (each as defined below).

“Business Combination” means any (A) merger or consolidation of UNS Energy or any UNS Energy subsidiary with an Interested Shareholder, (B) exchange of shares of UNS Energy common stock or any UNS Energy subsidiary for shares of an Interested Shareholder, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Shareholder of 10% or more of the consolidated assets of UNS Energy.

“Interested Shareholder” means any person other than UNS Energy or a UNS Energy subsidiary that is either (A) a direct or indirect beneficial owner of 10% or more of the voting power of the outstanding UNS Energy common stock or (B) an affiliate of UNS Energy who at any time during the three years immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding UNS Energy common stock.

“Share Acquisition Date” means the date that a person first becomes an Interested Shareholder of UNS Energy.

Business Combinations Within Three Years After Share Acquisition Date. For three years after an Interested Shareholder’s Share Acquisition Date, UNS Energy may not directly or indirectly engage in any Business Combination with an Interested Shareholder or any affiliate of an Interested Shareholder unless, before the Interested Shareholder’s Share Acquisition Date, a committee of disinterested directors approved either:

•	the Business Combination; or

•	the acquisition of common stock made by the Interested Shareholder on the Interested Shareholder’s Share Acquisition Date.

Business Combinations More Than Three Years After Share Acquisition Date. If a committee of disinterested directors has not approved the Business Combination or the acquisition of common stock as provided above, UNS Energy may not directly or indirectly engage in any Business Combination with an Interested Shareholder or any affiliate of an Interested Shareholder unless:

•

the Business Combination is consummated no earlier than three years after the Interested Shareholder’s Share Acquisition Date, and before the Share Acquisition Date, the UNS Energy Board of Directors approved either

•	the Business Combination; or

•	the acquisition of common stock made by the Interested Shareholder on the Share Acquisition Date; or

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•

the Business Combination is approved no earlier than three years after the Interested Shareholder’s Share Acquisition Date by the affirmative vote of a majority of the outstanding voting shares of UNS Energy common stock (excluding shares of common stock beneficially owned by the Interested Shareholder or any affiliate thereof);

•

the Business Combination is consummated no earlier than three years after the Interested Shareholder’s Share Acquisition Date and meets certain specified conditions designed to ensure against discriminatory pricing.

Arizona Control Share Acquisition Statute

General. The Arizona control share acquisition statute would limit the voting rights of a person who acquires shares of UNS Energy under certain circumstances in a Control Share Acquisition (as defined below).

Control Share Acquisition means an acquisition, directly or indirectly (in one or more transactions within 120 days or pursuant to a plan), by a person of beneficial ownership of shares of UNS Energy common stock that would, but for the limitations in the control share acquisition statute, entitle the acquiring person immediately after the acquisition to exercise a new range of voting power within the following specified ranges: (A) at least 20% but less than 33 1/3%, (B) at least 33 1/3% but less than or equal to 50% and (C) over 50%.

Information Statement. Within ten days after a Control Share Acquisition, the acquiring person must deliver to the corporation an information statement specifying, among other things, the range of voting power in the election of directors that, but for the limitations in the statute, the acquiring person believes would result from the Control Share Acquisition. At the time of delivery of the information statement, the acquiring person may request that a special meeting of shareholders be called to consider the voting rights of “excess” shares (referred to below).

Limitation on Voting Rights of “Excess” Shares. To the extent that shares of UNS Energy common stock acquired in a Control Share Acquisition exceed the threshold of voting power of any of the next specified range of voting power, such “excess” shares will have the same voting rights as other shares of UNS Energy common stock for election of directors but will not have the right to vote on other matters unless approved by a shareholder resolution at an annual or special meeting. Such resolution must be approved by the affirmative vote of a majority of the outstanding voting shares of UNS Energy common stock (excluding shares owned by the acquiring person, its affiliates or any officer or director of UNS Energy).

Financing Agreement. The status of voting rights of “excess” shares is not required to be presented for consideration at any meeting of shareholders unless, at the time of delivery of the information statement referred to above, the acquiring person has entered into a definitive financing agreement for any financing of the acquisition not to be provided by monies of the acquiring person.

Redemption by UNS Energy. If an acquiring person fails to deliver the required information statement within ten days after a Control Share Acquisition or if the UNS Energy shareholders have voted not to accord voting rights to an acquiring person’s “excess” shares referred to above, then UNS Energy may call for the redemption of such “excess” shares at the fair market value of those shares at the time the call for redemption is given.

Antitakeover Effect

The provisions of Arizona Law described above, individually or collectively, may discourage, deter, delay or impede a tender offer or other attempt to acquire control of UNS Energy even if the transaction would result in the shareholders receiving a premium for their shares over current market prices or if the shareholders otherwise believe the transaction would be in their best interests.

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UNS Energy’s bylaws contain advance notice provisions for shareholder proposals and nominations of directors. In order to bring such business before the annual meeting, shareholders must submit a written notice to the Corporate Secretary of UNS Energy, containing specific information required by the advance notice provisions, not fewer than 90 nor more than 120 days prior to the first anniversary of the date of UNS Energy’s previous year’s annual meeting of shareholders. However, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, the written notice must be received not later than ten days after the day notice of the date of the annual meeting was mailed or public disclosure of the date was made, whichever first occurs. Shareholder proposals and director nominations that are late or that do not include all required information will be rejected.

The advance notice provisions of the UNS Energy bylaws may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest, including a transaction that results in a premium over the market price of UNS Energy’s common stock.

PLAN OF DISTRIBUTION

We may sell the common stock offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of debt securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the common stock and the proceeds that we will receive from the sale, and (iii) any securities exchange on which the common stock will be listed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of UNS Energy Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

Certain legal matters will be passed upon for us by Todd C. Hixon, our Vice President and General Counsel, and by Morgan Lewis & Bockius LLP, New York, New York, our special New York counsel.

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PROSPECTUS

Tucson Electric Power Company

Unsecured Debt Securities

We may periodically offer our unsecured debt securities (the “debt securities”) in one or more series. We will determine the price and other terms of each series of securities when sold, including whether any series will be subject to redemption prior to maturity.

The debt securities will not be secured and no series of debt securities will be listed on a national securities exchange unless otherwise indicated in the prospectus supplement relating to that series.

We will make interest payments on the debt securities of each series in the amounts and on the dates specified in the applicable prospectus supplement.

This prospectus may be used to offer and sell series of debt securities only if accompanied by the prospectus supplement for that series. We will provide the specific information for each offering and the specific terms of the debt securities being offered, including their offering prices, interest rates and maturities, in a supplement to this prospectus relating to that offering. Supplements may also add, update or change the information in this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Investing in the debt securities offered by this prospectus involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the debt securities directly or through one or more underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of debt securities.

The date of this prospectus is May 10, 2012.

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RISK FACTORS

Investing in our debt securities involves certain risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Safe Harbor for Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q which have been filed since our most recent Annual Report on Form 10-K and in any other documents we file (not furnish) with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and the debt securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the debt securities and your investment therein.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a wholly-owned subsidiary of UNS Energy Corporation, or UNS. By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. Each time we sell a series of debt securities we will provide a prospectus supplement containing a description of the debt securities we will offer and specific information about the terms of that series of debt securities and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referred to under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the debt securities, you should read the exhibits to the registration statement. Those exhibits may be filed with the registration statement or are incorporated by reference to earlier SEC filings listed in the registration statement or will be filed as exhibits to subsequent filings that we may make under the Exchange Act that will be so incorporated by reference.

TUCSON ELECTRIC POWER COMPANY

We were incorporated in the State of Arizona in 1963. We are the principal operating subsidiary of UNS Energy (formerly known as UniSource Energy Corporation). In 2011, our electric utility operations contributed 77% of UNS Energy’s operating revenues and comprised 82% of its assets.

We are a vertically integrated utility that provides regulated electric service to approximately 404,000 retail customers in southeastern Arizona. Our service territory covers 1,155 square miles and includes a population of approximately one million people in the greater Tucson metropolitan area in Pima County, as well as parts of Cochise County. We also sell electricity to other utilities and power marketing entities in the western United States.

TEP provides electric utility service to a diverse group of residential, commercial, industrial, and public sector customers. Major industries served include copper mining, cement manufacturing, defense, health care, education, military bases and other governmental entities.

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Our electric utility operations include the wholesale marketing of electricity to other utilities and power marketers. At December 31, 2011, we owned or leased 2,262 MW of net generating capability.

Our principal executive offices are located at 88 E. Broadway Boulevard, Tucson, Arizona 85701. Our telephone number is (520) 571-4000.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports and other information with the SEC in accordance with the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such reports and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from the website of our parent corporation, UNS Energy, at http://ir.UNSenergy.com. No information available on UNS Energy’s website, other than the reports we file with the SEC pursuant to the Exchange Act, is a part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC, excluding, in each case, information deemed furnished and not filed. These documents contain important information about TEP.

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; and

•	Current Report on Form 8-K dated March 21, 2012.

We are also incorporating by reference, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the time we terminate this offering, excluding, in each case, information deemed furnished and not filed.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

Tucson Electric Power Company

88 E. Broadway Boulevard

Tucson, Arizona 85701

Telephone: (520) 571-4000

You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement and any written communication from us specifying the final terms of the offering. We have not authorized anyone else to provide you with different information about us or the debt securities. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any written communication from us specifying the final terms of the offering is accurate as of any date other than the

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date on the front of those documents or that the documents incorporated by reference in this prospectus, any accompanying prospectus supplement or any written communication from us specifying the final terms of the offering are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read those ratios in connection with our consolidated financial statements, including the notes to those statements incorporated by reference in this prospectus.

	Year Ended December 31,					Three Months Ended March 31, 2012 (2)
	2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges (1)	1.707	1.281	2.479	2.636	2.456	—

(1) Earnings are defined as pre-tax earnings from continuing operations before minority interest, or income/loss from equity method investments, plus interest charges (excluding capitalized interest) and amortization of debt discount and expense related to indebtedness. Fixed charges are interest charges (whether expensed or capitalized), including amortization of debt discount and expense on indebtedness.

(2) For the three months ended March 31, 2012, TEP’s Ratio of Earnings to Fixed Charges was less than 1.00. TEP’s earnings were deficient by $3.4 million.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, the net proceeds from the offering of the debt securities will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of debt securities will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE DEBT SECURITIES

General

This section summarizes terms of the unsecured debt securities (referred to herein as the “Indenture Securities”) that we may offer with this prospectus. Most of the specific terms of a series of Indenture Securities will be described in a prospectus supplement attached to this prospectus and may vary from the terms described herein. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirely by reference to, the indenture (as defined below), the form of certificates evidencing a specific series of Indenture Securities issued, the prospectus supplement relating to a specific series of Indenture Securities issued, and the Trust Indenture Act of 1939, as amended. Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the indenture. The numerical references appearing in parentheses in the following summary are to sections of the indenture.

In this “Description of the Debt Securities” section, references to “we,” “our” and “us” mean Tucson Electric Power Company excluding, unless otherwise expressly stated, its subsidiaries.

We will issue Indenture Securities under an indenture between us and U.S. Bank National Association, as trustee (the “Trustee”), dated as of November 1, 2011. The specific terms of each series of Indenture Securities will be established by an officer’s certificate or a supplemental indenture.

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The indenture has been filed with the SEC and is an exhibit to the registration statement which contains this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” to find out how to locate our filings with the SEC.

There are existing series of Indenture Securities outstanding under the indenture. For current information on our debt outstanding, see our most recent annual report on Form 10-K, and our quarterly reports on Form 10-Q, if any, since such Form 10-K. See “WHERE YOU CAN FIND MORE INFORMATION.” The indenture permits us to issue an unlimited amount of Indenture Securities from time to time in one or more series. All Indenture Securities of any one series need not be issued at the same time, and, unless restricted, a series may be reopened for issuances of additional Indenture Securities of such series. This means that we may from time to time, without the consent of the holders of the outstanding Indenture Securities, create and issue further Indenture Securities having the same terms and conditions as the outstanding Indenture Securities in all respects, except for issue date, price to public and, if applicable, the initial interest payment. These additional Indenture Securities will be consolidated with, and will form a single series with, the previously outstanding Indenture Securities.

The applicable prospectus supplement will describe the terms for each specific series of Indenture Securities including:

•	title of the securities,

•	any limit on the aggregate principal amount of the Indenture Securities of that series,

•	maturity date,

•	interest rate or rates (or the method to calculate such rate),

•	remarketing provisions,

•	redemption or repurchase provisions,

•	whether the Indenture Securities will be subject to any conversion, amortization, or sinking or similar fund,

•	if other than the principal amount, the portion of the principal amount payable upon maturity (known as discounted debt securities),

•	whether, and on what terms and at what prices, the Indenture Securities may be converted into or exercised or exchanged for any other type of security, and

•	any other provisions.

Ranking

The Indenture Securities will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may issue in the future and will be junior to any of our existing and future secured debt, including our mortgage bonds, to the extent of the value of the collateral securing such secured debt. Substantially all of our utility plant assets are subject to the lien and security interest created by our mortgage indenture. The existing and any future mortgage bonds are senior to the Indenture Securities. The indenture does not limit the amount of debt that may be issued under the indenture or the amount of any other debt that would rank pari passu with the Indenture Securities.

Payment and Paying Agents

Unless otherwise provided in the applicable prospectus supplement, interest on Indenture Securities payable on each interest payment date will be paid to the Person in whose name the Indenture Securities are registered as of the close of business on the regular record date for the interest payment date, which will be the close of business on the Business Day immediately preceding such interest payment date so long as all of the Indenture Securities of the same series remain in book-entry only form, or on the 15th calendar day immediately preceding

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each interest payment date if any of the Indenture Securities of that series do not remain in book-entry only form. However, interest payable at maturity will be paid to the Person to whom the principal is paid. If there has been a default in the payment of interest on any Indenture Securities, other than at maturity, the defaulted interest may be paid to the holder of such Indenture Securities as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of such defaulted interest and not less than 10 days after receipt by the trustee of the notice of the proposed payment. (Indenture, Section 307.)

Principal, premium, if any, and interest on the Indenture Securities at maturity will be payable upon presentation of the Indenture Securities at the corporate trust office of U.S. Bank National Association, in The City of New York, as our paying agent. We may change the place of payment on the Indenture Securities, and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion after giving prompt written notice to the trustee and prompt notice to the holders. (Indenture, Section 602.)

Unless otherwise provided in the applicable prospectus supplement, we will pay principal, premium, if any, and interest due on the Indenture Securities in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the beneficial owners of the Indenture Securities as described under “— Book-Entry Only Issuance — The Depository Trust Company.”

Registration and Transfer

The transfer of Indenture Securities may be registered, and Indenture Securities may be exchanged for other Indenture Securities of the same series, of authorized denominations and with the same terms and principal amount, at the offices of the trustee in The City of New York. We may change the place for registration of transfer and exchange of Indenture Securities and may designate additional places for registration and exchange after giving prompt written notice to the trustee and prompt notice to the holders. (Indenture, Section 602.) No service charge will be made for any transfer or exchange of Indenture Securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Indenture Securities during the 15 days before giving any notice of redemption, (b) any Indenture Securities during the 15 days before an interest payment date or (c) any Indenture Securities selected for redemption except the unredeemed portion of any Indenture Securities being redeemed in part. (Indenture, Section 305.)

Satisfaction and Discharge

Subject to certain conditions, we will be discharged from our obligations in respect of any series of Indenture Securities if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of such Indenture Securities. (Indenture, Section 701.)

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other Person or convey, transfer or lease our properties and assets substantially as an entirety to any corporation (as defined in the indenture), unless:

•

the surviving or successor entity or an entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and it expressly assumes our obligations on all Indenture Securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default under the indenture or no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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•	we have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture.

For purposes of the indenture, the conveyance, other transfer, or lease by us of all of our facilities (a) for the generation of electric energy, (b) for the transmission of electric energy or (c) for the distribution of electric energy, in each case considered alone, or all of our facilities described in clauses (a) and (b), considered together, or all of our facilities described in clauses (b) and (c), considered together, shall in no event be deemed to constitute a conveyance or other transfer of all of our properties, as or substantially as an entirety, unless, immediately following such conveyance, transfer or lease, we shall own no unleased properties in the other such categories of property not so conveyed or otherwise transferred or leased. (Indenture, Section 1101.)

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the outstanding Indenture Securities. (Indenture, Section 1102.) The terms of the indenture do not restrict us in, among other situations, a merger in which we are the surviving entity. (Indenture, Section 1103.)

Events of Default

“Event of default” when used in the indenture with respect to any series of Indenture Securities means any of the following:

•	failure to pay interest on any Indenture Security for 30 days after it is due and payable;

•	failure to pay the principal of or any premium on any Indenture Security when due and payable;

•

failure to perform any other covenant in the indenture, other than a covenant that does not relate to that series of Indenture Securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from the holders of 33% in aggregate principal amount of the Indenture Securities of that series; or

•	events of bankruptcy, insolvency or reorganization relating to us specified in the indenture.

In the case of the third event of default listed above, the trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Indenture Securities of that series, together with the trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action and we have given a written notice of such corrective action to the trustee within such period. (Indenture, Section 801.)

The trustee shall give notice of any default with respect to any Indenture Securities of any series to holders of Indenture Securities of such series in a manner and to the extent required by the Trust Indenture Act of 1939. However, except in the case of a default in the payment of principal, premium or interest on any Indenture Security or in the payment of any sinking fund deposit with respect to any Indenture Security, the Trustee may withhold such notice if it is determined in good faith that the withholding of such notice would be in the interests of the holders of Indenture Securities of such series. (Indenture, Section 902.)

Remedies

Acceleration of Maturity

If an event of default applicable to the Indenture Securities of any series but not applicable to other series of outstanding Indenture Securities occurs and continues, either the trustee or the holders of a majority in aggregate principal amount of the Indenture Securities of such series may then declare the principal amount of all Indenture Securities of such series and interest accrued thereon to be due and payable immediately. However, under the

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indenture, some Indenture Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Indenture Securities are defined as “Discount Securities” in the indenture.

If an event of default applicable to outstanding Indenture Securities of more than one series exists, either the trustee or the holders of a majority in aggregate principal amount of all Indenture Securities then outstanding of all such series, considered as one class, and not the holders of the Indenture Securities of any one of such series, may declare the principal of all Indenture Securities of all such series and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration with respect to Indenture Securities of any series, the principal amount of, or specified portion thereof in the case of Discount Securities, such Indenture Securities and interest accrued thereon shall become due and payable immediately.

Rescission of Acceleration

At any time after a declaration of acceleration with respect to the Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(i)	all overdue interest on all Indenture Securities of the series;

(ii)	the principal of and premium, if any, on any Indenture Securities of the series, which have otherwise become due and interest thereon that is currently due;

(iii)	interest on overdue interest, to the extent payment is lawful; and

(iv)	all amounts due to the trustee under the indenture; and

•

any other event of default under the indenture with respect to the Indenture Securities of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right. (Indenture, Section 802.)

Control by Holders

Subject to the indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to

•	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

•	exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

If an Event of Default is continuing with respect to the more than one series of Indenture Securities, the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the Indenture Securities of any one of such series.

The rights of holders to make direction are subject to the following limitations:

•	the holders’ directions may not conflict with any law or the indenture; and

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•

the Trustee shall be entitled to receive from such holders security or indemnity satisfactory to it against such costs, expenses, and liabilities which might be incurred by it in compliance with any such direction.

(Indenture, Section 812.)

Limitation on Right to Institute Proceedings

No holder of Indenture Securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default under the indenture;

•

the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default under the indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered indemnity to the trustee, such indemnity satisfactory to the trustee, to institute proceedings;

•	the trustee has failed to institute any proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

•

no direction inconsistent with such written request shall have been given to the trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default shall have occurred and be continuing, considered as one class.

No one or more of such holders shall have any right in any manner to affect or prejudice the rights of other such holders or obtain priority over other such holders. (Indenture, Section 807.)

However, these limitations do not apply to a suit by a holder of an Indenture Security for payment of the principal, premium, if any, or interest on the Indenture Security on or after the applicable due date. (Indenture, Section 808.)

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Indenture, Section 903.)

Waiver of Default or Compliance

The holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the indenture. (Indenture, Section 607.) The holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding Indenture Security of the series affected. (Indenture, Section 813.)

Modification and Waiver

Amendments Without Consent of Holders

Without the consent of any holder of Indenture Securities issued under the indenture, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the Indenture Securities;

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•	to add additional covenants or other provisions for the benefit of the holders of all or any series of Indenture Securities or for us to surrender any right or power under the indenture;

•	to add additional events of default under the indenture for all or any series of Indenture Securities;

•

to change or eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of Indenture Securities of any series in any material respect, the change, elimination or addition will become effective only:

(i)	when the consent of the holders of Indenture Securities of such series has been obtained in accordance with the indenture; or

(ii)	when no Indenture Securities of the affected series remain outstanding under the indenture;

•

to provide collateral security for all but not part of the Indenture Securities, which may include supplemental indentures entered into to effect the collateral provisions described in clauses (a) and (b) of the first paragraph under the heading “Limitation on Secured Debt” above;

•	to establish the form or terms of Indenture Securities of any series as permitted by the indenture;

•	to provide for the authentication and delivery of bearer securities and any coupons appertaining thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the Indenture Securities of all or any series;

•

to change any place where principal, premium, if any, and interest shall be payable, Indenture Securities may be surrendered for registration of transfer or exchange and notices and demands to us may be served;

•

to amend and restate the indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect; or

•

to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the indenture; provided that such other changes or additions do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect.

(Indenture, Section 1201.)

Amendments With Consent of Holders

The consent of the holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount of any Indenture Security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Indenture Security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding Indenture Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

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•

modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Indenture Securities of any series, without the consent of the holder of each outstanding Indenture Security affected thereby. (Indenture, Section 1202.)

An officer’s certificate or supplemental indenture which changes the indenture solely for the benefit of one or more particular series of Indenture Securities, or modifies the rights of the holders of Indenture Securities of one or more series, will not affect the rights under the indenture of the holders of the Indenture Securities of any other series. (Indenture, Section 1202 and Section 102.)

The indenture provides that Indenture Securities owned by us or any other obligor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Indenture Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Indenture Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same Indenture Securities and the holder of every Indenture Security issued upon the registration of transfer of or in exchange of these Indenture Securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the Indenture Security. (Indenture, Section 104.)

Evidence of Compliance

We have agreed under the indenture to provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture. (Indenture, Section 606.)

Duties of Trustee; Resignation or Removal of Trustee

The trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939.

The trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of Indenture Securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.

So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Indenture, Section 910.)

Notices

Notices to holders of Indenture Securities will be given by mail to the addresses of such holders as they may appear in the security register for Indenture Securities. (Indenture, Section 106.)

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Title

We, the trustee, and any of our agents or agents of the trustee, may treat the Person in whose name Indenture Securities are registered as the absolute owner thereof, whether or not the Indenture Securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

Governing Law

The indenture and the Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 112.)

Information about the Trustee

An affiliate of U.S. Bank National Association is the trustee under various indentures and ordinances relating to pollution control and industrial revenue development bonds issued by various government bodies, the net proceeds of which have been made available to us.

Book-Entry Only Issuance — The Depository Trust Company

Unless the applicable prospectus supplement states otherwise, the Indenture Securities will be represented by one or more global certificates, or Global Certificates, which will be issued in definitive, fully registered, book-entry form. The Global Certificate will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement between DTC and the Trustee. Upon the issuance of the Global Certificates, DTC or its nominee will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a Global Certificate will be shown on, and transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Indenture Securities represented by such Global Certificate for all purposes under the indenture and the Indenture Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture.

Payments of the principal of, premium, if any, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Such payments will be the responsibility of such participants and neither we, the Trustee nor any paying agent will have any responsibility therefor.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest,

11

to exercise any rights of a holder of notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Indenture Securities.

DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the Indenture Securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC will exchange a Global Certificate for certificated notes, which it will distribute to its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Indenture Securities represented by a Global Certificate among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by us within 90 days, we will issue certificated notes, in registered form only, in exchange for a Global Certificate.

The information under this caption “—Book-Entry Only Issuance – The Depository Trust Company” concerning DTC and DTC’s book-entry system is based upon information provided by DTC. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. The operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. You are urged to contact DTC or its participants directly to discuss these matters.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of debt securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the debt securities and the proceeds that we will receive from the sale, and (iii) any securities exchange on which the securities will be listed.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of Tucson Electric Power Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

Certain legal matters will be passed upon for us by Todd C. Hixon, our Vice President and General Counsel, and by Morgan Lewis & Bockius LLP, New York, New York, our special New York counsel.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fees	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Listing Fees		*
Printing Expenses		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Marketing Fees and Expenses		*
Miscellaneous		*

Total	$	*

+	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee for the securities covered by this registration statement except for $727, which will be paid by UNS Energy Corporation with respect to the 175,000 shares of common stock, without par value, being registered herewith in connection with the Investment Plus Plan.

*	Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.

Item 15.	Indemnification of Directors and Officers.

UNS ENERGY CORPORATION

Arizona corporate law generally authorizes, on a non-exclusive basis, indemnification of officers and directors who have acted or failed to act, in good faith, in a manner believed to be in or not opposed to the best interest of UNS Energy (with certain limitations in the case of actions by or in the right of UNS Energy) and mandates such indemnification in the case of an officer or director who is successful on the merits or otherwise in defense of claims by reason of the individual’s status as an officer or director.

Article SIXTH of the Restated Articles of Incorporation of UNS Energy, as amended, provides in pertinent part as follows:

SIXTH:

(B) No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SIXTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

(C) (1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any individual who is or was a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any Proceeding (as hereafter defined) because such individual is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all Liability (as hereinafter defined) incurred by such individual in connection with such Proceeding.

As used in this paragraph (C) of Article SIXTH, (a) the term “Expenses” includes attorneys’ fees and all other costs and expenses reasonably related to a Proceeding, (b) the term “Liability” means the obligation to pay a judgment, settlement, penalty or fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable Expenses incurred with respect to a Proceeding, and includes without limitation obligations and Expenses that have not yet been paid but that have been or may be incurred, and (c) the term “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any action, suit or proceeding by or in the right of the Corporation and including, further, any appeal in connection with any such action, suit or proceeding.

(2) The Corporation shall, to the maximum extent permitted by applicable law, pay any Expenses incurred by a director or officer of the Corporation in defending any such Proceeding in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such individual to repay such advances if it is ultimately determined that such individual did not meet any standard of conduct prescribed by applicable law and upon the satisfaction of such other conditions as may be imposed by applicable law.

(3) The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SIXTH to employees and agents of the Corporation (each individual entitled to benefits under this paragraph (C) being hereinafter sometimes called an “Indemnified Person”).

(4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

(5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any Liability asserted against or incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this Article. As used in this Section, “insurance” includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation’s indemnity of any individual who is an Indemnified Person shall be reduced by any amounts such individual may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from any other entity or enterprise served by such individual.

(6) The rights to indemnification and to the advancement of Expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

(7) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of Expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

TUCSON ELECTRIC POWER COMPANY

Arizona corporate law generally authorizes, on a non-exclusive basis, indemnification of officers and directors who have acted or failed to act, in good faith, in a manner believed to be in or not opposed to the best interest of Tucson Electric Power Company (with certain limitations in the case of actions by or in the right of Tucson Electric Power Company) and mandates such indemnification in the case of an officer or director who is successful on the merits or otherwise in defense of claims by reason of the individual’s status as an officer or director.

Article SEVENTH of the Restated Articles of Incorporation of Tucson Electric Power Company, as amended, provides in pertinent part as follows:

SEVENTH:

(B) No director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SEVENTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

(C) (1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any threatened, pending or completed action, suit or proceeding (hereinafter called an “Action”), whether civil, criminal, administrative or investigative (including without limitation any Action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against expenses, including attorneys’ fees, and against judgments, fines and amounts paid in settlement incurred by him in connection with such Action or any appeal therein.

(2) The Corporation shall pay any expenses incurred by a director or officer of the Corporation in defending any such Action in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

(3) The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SEVENTH to employees, agents and other representatives of the Corporation (each director, officer, employee, agent and other representative entitled to benefits under this paragraph (C) being hereinafter sometimes called an “Indemnified Person”).

(4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Actions commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

(5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any liability asserted against him and incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this Article. As used in this Section, “insurance” includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation’s indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from any other entity or enterprise served by such person.

(6) The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

(7) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

Item 16.	Exhibits

Reference is made to the Exhibit Index at the end of this registration statement, which Exhibit Index is being incorporated into this Item 16 by reference.

Item 17.	Undertakings.

(a)    Each of the undersigned registrants hereby undertakes:

(1)    To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change on the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of .prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named on the cover of this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized to sign, in the City of Tucson, State of Arizona, on May 10, 2012.

UNS ENERGY CORPORATION

By:	/s/ Paul J. Bonavia
Paul J. Bonavia
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Karen G. Kissinger
Karen G. Kissinger
Vice President, Controller and Chief Compliance Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Bonavia
Paul J. Bonavia	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 10, 2012

/s/ Kevin P. Larson
Kevin P. Larson	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 10, 2012

Signature	Title	Date

/s/ Karen G. Kissinger
Karen G. Kissinger	Vice President, Controller and Chief Compliance Officer (Principal Accounting Officer)	May 10, 2012

/s/ Lawrence J. Aldrich
Lawrence J. Aldrich	Director	May 10, 2012

/s/ Barbara M. Baumann
Barbara M. Baumann	Director	May 10, 2012

/s/ Larry W. Bickle
Larry W. Bickle	Director	May 10, 2012

/s/ Harold W. Burlingame
Harold W. Burlingame	Director	May 10, 2012

/s/ Robert A. Elliott
Robert A. Elliott	Director	May 10, 2012

/s/ Daniel W.L. Fessler
Daniel W. L. Fessler	Director	May 10, 2012

/s/ Louise L. Francesconi
Louise L. Francesconi	Director	May 10, 2012

/s/ Warren Y. Jobe
Warren Y. Jobe	Director	May 10, 2012

/s/ Ramiro G. Peru
Ramiro G. Peru	Director	May 10, 2012

/s/ Gregory A. Pivirotto
Gregory A. Pivirotto	Director	May 10, 2012

/s/ Joaquin Ruiz
Joaquin Ruiz	Director	May 10, 2012

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Paul J. Bonavia, Kevin P. Larson, and Todd C. Hixon, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized to sign, in the City of Tucson, State of Arizona, on May 10, 2012.

TUCSON ELECTRIC POWER COMPANY

By:	/s/ Paul J. Bonavia
Paul J. Bonavia
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Bonavia
Paul J. Bonavia	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 10, 2012

/s/ Kevin P. Larson
Kevin P. Larson	Senior Vice President, Chief Financial Officer and Director	May 10, 2012

/s/ Karen G. Kissinger
Karen G. Kissinger	Vice President, Controller and Chief Compliance Officer (Principal Accounting Officer)	May 10, 2012

/s/ Michael J. DeConcini
Michael J. DeConcini	Director	May 10, 2012

/s/ David G. Hutchens
David G. Hutchens	Director	May 10, 2012

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

1(a)	—	Form of Underwriting Agreement relating to UNS Energy Corporation common stock.

* 1(b)	—	Form of Underwriting Agreement relating to Tucson Electric Power Company debt securities (filed with the Commission on November 1, 2011, File No. 05924, as Exhibit 1(a) to Tucson Electric Power Company’s Post-Effective Amendment No. 1 to Form S-3 dated November 1, 2011, and incorporated herein by reference thereto).

* 4(a)	—	Amended and Restated Articles of Incorporation of UNS Energy Corporation, as amended (filed with the Commission on May 10, 2012, as Exhibit 3.1 to UNS Energy Corporation’s Form 8-K dated May 10, 2012, and incorporated herein by reference thereto).

* 4(b)	—	Revised and restated bylaws of UNS Energy Corporation, as revised and restated December 14, 2011 (filed with the Commission on December 15, 2011, File No. 13739 as Exhibit 3.1 to UNS Energy Corporation’s Form 8-K dated December 15, 2011, and incorporated herein by reference thereto).

* 4(c)	—	Indenture of Trust, dated as of November 1, 2011, between Tucson Electric Power Company and U.S. Bank National Association, as Trustee, pursuant to which Tucson Electric Power Company debt securities will be issued (filed with the Commission on November 8, 2011, File No. 05924, as Exhibit 4.1 to Tucson Electric Power Company’s Form 8-K dated November 8, 2011, and incorporated herein by reference thereto).

* 4(d)	—	Form of officer’s certificate establishing the terms of one or more series of Tucson Electric Power Company debt securities (filed with the Commission on November 1, 2011, File No. 05924, as Exhibit 4(d) to Tucson Electric Power Company’s Post-Effective Amendment No. 1 to Form S-3 dated November 1, 2011, and incorporated herein by reference thereto).

5(a)	—	Opinion of Todd C. Hixon, Esq., regarding the validity of the securities.

5(b)	—	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the securities.

* 12	—

Statement re: Computation of Ratio of Earnings to Fixed Charges of Tucson Electric Power Company (filed with the Commission on April 30, 2012, File No. 05924, as

Exhibit 12(b) to Tucson Electric Power Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and incorporated herein by reference thereto).

15(a)	—	Letter regarding unaudited interim financial information of UNS Energy Corporation.

15(b)	—	Letter regarding unaudited interim financial information of Tucson Electric Power Company.

23(a)	—	The Consents of Todd C. Hixon, Esq. and Morgan, Lewis & Bockius LLP are contained in their opinions filed as Exhibits 5(a) and 5(b), respectively.

23(b)	—	Consent of Independent Registered Public Accounting Firm for UNS Energy Corporation.

23(c)	—	Consent of Independent Registered Public Accounting Firm for Tucson Electric Power Company.

24(a)	—	Power of Attorney of certain officers and directors of UNS Energy Corporation signing the registration statement (included on page II-7 hereof).

24(b)	—	Power of Attorney of certain officers and directors of Tucson Electric Power Company signing the registration statement (included on page II-9 hereof).

25	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee in respect of the debt securities of Tucson Electric Power Company.

*	Previously filed.